EXHIBIT 2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned each hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D, including amendments thereto (the “Schedule 13D”) with respect to shares of common stock, par value $0.001 per share, of Ares Capital Corporation, a Maryland corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to the Schedule 13D provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 15th day of October, 2004.

ARES MANAGEMENT LLC

BY:	ARES MANAGEMENT INC.

BY:	ARES PARTNERS MANAGEMENT COMPANY LLC, AS MANAGING MEMBER

/s/ Antony P. Ressler
By:	Antony P. Ressler
Its:	Manager

ARES MANAGEMENT, INC.

BY:	ARES PARTNERS MANAGEMENT COMPANY LLC, AS SOLE STOCKHOLDER

/s/ Antony P. Ressler
By:	Antony P. Ressler
Its:	Manager

ARES PARTNERS MANAGEMENT COMPANY LLC

/s/ Antony P. Ressler
By:	Antony P. Ressler
Its:	Manager

/s/ Antony P. Ressler
Antony P. Ressler